UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 22, 2024

ARMATA PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Washington	001-37544	91-1549568
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 McConnell Avenue, Los Angeles, California	90066
(Address of principal executive offices)	(Zip Code)

(310) 655-2928

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ARMP	NYSE American

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On July 22, 2024, Mina Pastagia, M.D. (“Dr. Pastagia”) and Armata Pharmaceuticals, Inc. (the “Company”) entered into an agreement (the “Amendment”), which amended certain terms of Dr. Pastagia’s Employment Agreement with the Company, dated September 22, 2020 (the “Employment Agreement”). The Amendment updates the Employment Agreement to reflect the fact that Dr. Pastagia has been serving as the Company’s Chief Medical Officer since January 1, 2023 and that her base salary has been $456,800 since her promotion. Additionally, commencing with the 2024 fiscal year, Dr. Pastagia will have a target annual bonus opportunity equal to 50% of her annual base salary, with the actual bonus payable in respect of any fiscal year dependent on actual performance as determined by the Company’s board of directors or compensation committee. Additionally, Dr. Pastagia will be eligible for additional grants pursuant to the Company’s 2016 Equity Incentive Plan (or any successor plan) commencing in 2025, with the actual size of any grant to be consistent with her position as the Company’s Chief Medical Officer (with the current intent being for any such award to have a grant date fair value equal to $300,000), as determined by the Company’s board of directors or compensation committee. In the event that Dr. Pastagia’s employment is terminated by the Company without “cause” or if she resigns for “good reason” (in each case as defined in the Employment Agreement), then, subject to her execution of a release and compliance with her post-termination restrictive covenants, she will be entitled to a continuation of her base salary for 12 months following such termination.

The foregoing description does not constitute a complete summary of the terms of the Amendment or the Employment Agreement and is qualified in its entirety by reference to the full text of each of the Amendment and the Employment Agreement, copies of which are filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this report and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1	Amendment No. 1, dated as of July 22, 2024, to that certain Employment Letter Agreement by and between Mina Pastagia, M.D. and Armata Pharmaceuticals, Inc., dated as of September 22, 2020.
10.2	Employment Letter Agreement by and between Mina Pastagia, M.D. and Armata Pharmaceuticals, Inc., dated as of September 22, 2020.
104	Cover Page Interactive Data File (embedded within Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 25, 2024	Armata Pharmaceuticals, Inc.

	By:	/s/ Richard Rychlik
	Name:	Richard Rychlik
	Title:	Principal Financial Officer and Corporate Controller